Exhibit 3.178
ARTICLES OF INCORPORATION
OF
VOCA CORPORATION OF WEST VIRGINIA, INC.
The undersigned, acting as incorporator of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia, adopts the following Articles of Incorporation for such corporation. FILED IN DUPLICATE:
     I. The undersigned agrees to form a corporation by the name of VOCA Corporation of West Virginia, Inc.
     II. The address of the principal office of said corporation will be 1350 West Fifth Avenue, Suite 214, Columbus, Ohio, 43212.
     III. The purpose or purposes for which this corporation is formed are as follows:
     To purchase, to receive by way of gift, subscribe for, invest in, and in all other ways acquire, import, lease, possess, maintain, handle on consignment, own, hold for investment or otherwise use, enjoy, exercise, operate, manage, conduct, perform, make, borrow, guarantee, contract in respect of, trade and deal in, sell, exchange, let, lend, export, mortgage, pledge, deed in trust, hypothecate, encumber, transfer, assign, and in all other ways dispose of, design, develop, invent, improve, equip, repair, alter, fabricate, assemble, build, construct, operate, manufacture, plant, cultivate, produce, market, and in all other ways (whether like or unlike any of the foregoing) deal in and with property of every kind and character, real, personal or mixed, tangible or intangible, wherever situate and however held, including, but not limited to, money, credits, choses in action, securities, stocks, bonds, warrants, script, certificates, debentures, mortgages, notes, commercial paper and other obligations and evidences of interest in or indebtedness of any person, form or corporation, foreign or domestic, or of any government or subdivision or agency thereof, documents of title, and accompanying rights, and every other kind and character of personal property, real property, improved and unimproved, and the products and avails thereof, and every character of interest therein and appurtenances, thereto, including, but not limited to, mineral, oil, gas and water rights, all or any part of any going business and its incidents, franchises, subsidies, charters, concessions, grants, rights, powers or privileges, granted or conferred by any government or subdivision or agency thereof, and any interest in or part of any of the foregoing, and to exercise in respect thereof all of the rights, powers, privileges, and immunities of individual owners or holders thereof.
     To hire and employ agents, servants and employees, and to enter into agreements of employment and collective bargaining agreements, and to act as agent, contractor, trustee, factor or otherwise, either alone or in company with others.
     To promote or aid in any manner, financially or otherwise, any person, firm, association or corporation, and to guarantee contracts and other obligations.
     To let concessions to others to do any of the things that this corporation is empowered to do, and to enter into, make, perform and carry out contracts and arrangements of every kind and character with any person, firm, association or corporation, or any government or authority or subdivision or agency thereof.
     To carry on any business whatsoever that this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or that it may deem calculated, directly or indirectly, to improve the interests of this corporation, and to do all things specified in Chapter 31 of the West Virginia Code, and to have and to exercise all powers conferred by the laws of the State of West Virginia on corporations formed under the laws, pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things hereinabove set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, associations or corporations, and in any part of the world.
     To acquire all necessary franchises, licenses, grants or permits or other evidence of authority to carry on any of the business of the corporation, and to sell, transfer, assign or otherwise dispose of, in any manner allowed or provided by law, said franchises, licenses, grants, permits or other evidences of authority.
     To adjust, compromise and settle claims of all kinds arising out of the operation and conduct of any business of the corporation and to do and perform all such other acts, things and business as may be necessary, incidental to or convenient in and about the conduct of such business.
     To accept in payment of its contracts, services or products, money, notes, bonds, corporate stocks and other properties, real or personal, and to have the right to sell, lease, transfer, assign, convey, pledge, mortgage and otherwise dispose of the same.
     To borrow money for any of the purposes of the corporation and to issue therefor its bonds, debentures, revenue bonds, notes and other evidences of indebtedness, whether secured or unsecured, and to secure the same by mortgage, pledge, deed of trust or other lien on its property, income, revenue, franchises, rights and privileges of every kind and nature, or any part thereof or interest therein.
     To purchase, acquire, hold, sell, transfer, assign, convey, pledge or mortgage its own stock, bonds or other obligations or securities, and the stock, bonds, and other obligations and securities of other corporations, co-partnerships and individuals, and to vote the stock of any other corporation so acquired and owned and held as aforesaid.
     The foregoing statement of purposes shall be construed as a statement of both purposes and powers, shall be liberally construed in aid of the powers of this corporation, and the powers and purposes stated in each clause shall, except where otherwise stated, be in nowise limited or restricted by any term or provision of any other clause, and shall be regarded not only as independent purposes, but the purposes and powers stated shall be construed distributively as each object expressed, and the enumeration as to specified powers shall not be construed as to limit in any manner the aforesaid general powers, but are in furtherance of, and in addition to and not in limitation of said general powers.
     IV. Provisions for the regulation of the internal affairs of the corporation are:
     No Director of the corporation shall be held personally liable for his act or acts as Director of the corporation. The power of making and altering the bylaws of the corporation is hereby conferred upon the Directors, subject to the right of the stockholders of the corporation to alter or repeat bylaws made by the Directors under the powers so conferred; provided, however, that the bylaws themselves may provide that such bylaws are to be only altered or repealed by the stockholders.
     V. The amount of the total authorized capital stock of said corporation shall be One Hundred and 00/100 Dollars ($100.00), which shall be divided into One Hundred (100) shares without par value, of One and 00/100 Dollars ($1.00) each.
     VI. The name and address of the incorporators and the number of shares subscribed for are as follows:

Name	Address	No. of Shares
Vincent D. Pettinelli	5943 Macewen Court Dublin, Ohio 43017	50

Frank E. Murphy	4393 Shire Creek Court Columbus, Ohio 43220	50

     VII. The name and address of the appointed person to whom notice or process may be sent: Patrick D. Deem, Esquire, P.O. Box 2190, Clarksburg, West Virginia, 26301.
     VIII. The number of Directors constituting the initial Board of Directors of the corporation is four (4), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of shareholders or until his successor is elected and shall qualify are:

Name	Address
Vincent D. Pettinelli	5943 Macewen Court Dublin, OH 43017

Frank E. Murphy	4393 Shire Creek Court Columbus, OH 43220

Timothy J. Vogel	7397 Palmleaf Lane Columbus OH 43085

Stephen Lewis	2937 Collingswood Road Columbus, OH 43221
     THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these Articles of Incorporation, and have accordingly hereunto set their hands, this                                          day of                                                                                  , 1987.

/s/ Vincent D. Pettinelli
Vincent D. Pettinelli

/s/ Frank E. Murphy
Frank E. Murphy

STATE OF OHIO,
COUNTY OF                                         , TO-WIT:
     I,                                                                                                                           , a notary public of said county, do certify that Vincent D. Pettinelli and Frank E. Murphy who signed the writing above, being date the                      day of                                         , 1987, has this day acknowledged the same before me in my said county.
Given under my hand this                      day of                                         , 1987.
My commission expires:

/s/ Valerie E. Harmon Pike
VALERIE E. HARMON PIKE
NOTARY PUBLIC — State of Ohio My Commission Expires Dec. 22, 2990

This instrument was prepared by:
Steptoe & Johnson
Patrick D. Deem
Clarksburg, West Virginia

KEN HECHLER
Secretary of State
State Capitol, W-139
Charleston, WV 25305
(304) 342-8000
WEST VIRGINIA
ARTICLES OF INCORPORATION
PROFIT AMENDMENT
     Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its articles of Incorporation:
     FIRST: The name of the corporation is VOCA Corporation of West Virginia, Inc.
     SECOND: The following Amendment(s) to the Articles of Incorporation was adopted by the shareholders (Note 1) of the corporation on December ___, 1992, in the manner prescribed by Section 107 and 147, Article 1, Chapter 31.
          (See attached)
     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote was 100.
     FOURTH: The designation and number of outstanding shares of each class entitled to vote, as a class were as follows:

CLASS	Number of Shares
Common Stock	100
     FIFTH: The number of shares voted for such amendment(s) was 100; and the number of shares voted against such amendment(s) was 0.
     SIXTH: The number of shares of each class entitled to vote as a class voted for and against such amendment(s) was:

CLASS	Number of Shares Voted
	For	Against
Common Stock	100	0
     SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment(s) shall be effected, is as follows: None
Dated            December 29th, 1992

VOCA Corporation of West Virginia

By:	Vincent D. Pettinelli

Its: President

and	Anne M. Sturtz

Its: Secretary
STATE OF OHIO
COUNTY OF FRANKLIN
     I, Kristine Durban, a Notary Public, do hereby certify that on this 29th day of December, 1992, personally appeared before me, Vincent D. Pettinelli, who being by me first duly sworn, declared that he is the President of VOCA Corporation of West Virginia that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

/s/ Kristine Durban Notary Public
My commission expires: 10-10-95
(NOTARIAL SEAL)
NOTES: 1. Change to “board of directors” if no shares have been issued.
Articles of Amendment
     prepared by:
Name Jeffrey D. Meyer
Address Beech, Friedlander, Copland & Runoff
                    88 East Broad Street, Suite 900
                    Columbus, Ohio 43215

Article V of the articles of Incorporation of the Corporation shall be amended in its entirety to read as follows:
V. Te amount of the total authorized capital stock of said Corporation shall be Five Thousand and 00/100 Dollars ($5,000.00), which shall be divided into Five Thousand (5,000) shares with par value of One and 00/100 Dollars ($1.00) each.
Article IX shall be added in the Articles of Incorporation of the Corporation to read as follows:
IX. Shareholders shall have preemptive rights with respect to shares of the Corporation’s common stock, One Dollar ($1.00) par value per share.
Article X shall be added in the Articles of Incorporation of the Corporation to read as follows:
X. Indemnification and Limitation of Liability:
Section 1. In case any person was or is a party, or is threatened to be made a party, to any threatened, pending, completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, the Corporation shall indemnify such person against expenses, including attorneys’ fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any matter the subject of a criminal action, suit, or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a pleas of nolo contendere or its equivalent, shall not, itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any mater the subject of a criminal action, suit or proceeding, that he had reasonable cause to believe that his conduct was unlawful.
Section 2. In case any person was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, the Corporation shall indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnifications shall be made in respect of the following: any claim, issue, or matter as to which such person is adjudged to be liable for misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.
Section 3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 3 of this Article X, or in defense of any claim, issue, or matter therein, the Corporation shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.
Section 4. Any indemnification under Sections 1 and 2 of this Article X, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article X. Such determination shall be made as follows: (i) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, (ii) if the quorum described in clause (i) of this Section 4 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it any attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified within the past five (5) years, or (iii) by the shareholders.
Section 5. Expenses, including attorneys’ fees, incurred by a director, trustee, officer, employee or agent in defending any action suit or proceeding referred to in Sections 1 and 2 of this Article X may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit or proceeding as authorized b the directors in the specific case, upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.
Section 6. Expenses, including attorneys’ fees, amounts paid in settlement, and (except in the case of an action by or in the right of the Corporation) judgments, decrees, fines and penalties, incurred in connection with any potential, threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by any person by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or profit, partnership, joint venture, trust or other enterprise, may be paid or reimbursed by the Corporation, as authorized by the Board of Directors upon a determination that such payment or reimbursement is in the best interests of the Corporation; provided, however, that, unless all directors are interested, the interested directors shall not participate and a quorum shall be one-third of the disinterested directors.
Section 7. The indemnification authorized by this Article X shall not be exclusive of,

and shall be in addition to, any other rights granted to those seeking indemnification under the Articles of Incorporation or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in other capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the hears, executors, and administrators of such person.
Section 8. The Corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have indemnified him against such liability under this Article X.